                        CARTER HAWLEY HALE STORES, INC.

                                      AND

                               CONTINENTAL BANK,
                             NATIONAL ASSOCIATION,
                                    TRUSTEE





                          ____________________________





                                   INDENTURE

                         Dated as of December 21, 1993





                          ____________________________





                  6-1/4% Convertible Senior Subordinated Notes
                                    due 2000

                             CROSS-REFERENCE TABLE

                                                                                   Indenture
                                                                                   ---------
TIA Section                                                                          Section
- -----------                                                                          -------
Section  310(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.10
            (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.10
            (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
            (1)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
            (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.08;
                                                                                       9.10
            (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
Section  311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.11
            (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.11
            (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
Section  312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.05
            (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.03
            (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.03
Section  313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.06
            (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
            (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.06
            (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.06;
                                                                                      11.02
            (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.06
Section  314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.02;
                                                                                      11.02
            (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
            (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.04(a)
            (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.04(a)
            (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
            (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
            (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.04(b)
            (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
Section  315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.01(b)
            (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.05;
                                                                                      11.02
            (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.01(a)
            (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.01(c)
            (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8.11
Section  316(a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . .    2.09
            (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8.05
            (A)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8.04
            (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
            (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8.07
            (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.05
Section  317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8.08
            (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8.09
            (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.04
Section  318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.01

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.





[L120300.7]

                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
                                                           ARTICLE 1
                                          DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  2
SECTION 1.02      Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  7
SECTION 1.03      Incorporation by Reference of Trust Indenture Act  . . . . . . . .  . . . . . . . . . . .  7
SECTION 1.04      Rules of Construction  . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  8

                                                           ARTICLE 2
                                                        THE SECURITIES

SECTION 2.01      Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  8
SECTION 2.02      Execution and Authentication   . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  9
SECTION 2.03      Registrar, Paying Agent and Conversion Agent   . . . . . . . . . .  . . . . . . . . . . .  9
SECTION 2.04      Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . .  . . . . . . . . . .   10
SECTION 2.05      Securityholder Lists   . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   10
SECTION 2.06      Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   11
SECTION 2.07      Replacement Securities   . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   13
SECTION 2.08      Outstanding Securities   . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   14
SECTION 2.09      Treasury Securities  . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   14
SECTION 2.10      Temporary Securities   . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   14
SECTION 2.11      Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   15
SECTION 2.12      Defaulted Interest   . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   15
SECTION 2.13      CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   15
SECTION 2.14      Procedures for Global Securities   . . . . . . . . . . . . . . . .  . . . . . . . . . .   15

                                                           ARTICLE 3
                                                           REDEMPTION

SECTION 3.01      Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   18
SECTION 3.02      Selection of Securities to be Redeemed   . . . . . . . . . . . . .  . . . . . . . . . .   18
SECTION 3.03      Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   18
SECTION 3.04      Effect of Notice of Redemption   . . . . . . . . . . . . . . . . .  . . . . . . . . . .   19
SECTION 3.05      Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   19
SECTION 3.06      Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   20

                                                           ARTICLE 4
                                                           CONVERSION

SECTION 4.01      Conversion Privilege   . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   20
SECTION 4.02      Conversion Procedure   . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   20
SECTION 4.03      Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   21
SECTION 4.04      Taxes on Conversion  . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   21
SECTION 4.05      Company to Provide Stock   . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   22
SECTION 4.06      Adjustment of Conversion Price   . . . . . . . . . . . . . . . . .  . . . . . . . . . .   22






[L120300.7]                                                             i

SECTION 4.07      No Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 4.08      Equivalent Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 4.09      Adjustments for Tax Purposes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 4.10      Notice of Adjustment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 4.11      Notice of Certain Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 4.12      Effect of Reclassifications, Consolidations, Mergers or Sales on
                  Conversion Privilege   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 4.13      Trustee's Disclaimer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                                                           ARTICLE 5
                                                         SUBORDINATION

SECTION 5.01      Agreement to Subordinate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
SECTION 5.02      No Payment on Securities if Senior Debt in Default   . . . . . . . . . . . . . . . . . . .   28
SECTION 5.03      Distribution on Acceleration of Securities; Dissolution and
                  Reorganization; Subrogation of Securities  . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 5.04      Reliance by Senior Debt on Subordination Provisions  . . . . . . . . . . . . . . . . . . .   32
SECTION 5.05      Trustee's Relation to Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 5.06      Other Provisions Subject Hereto  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

                                                           ARTICLE 6
                                                           COVENANTS

SECTION 6.01      Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 6.02      SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 6.03      Waiver of Stay, Extension or Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . .   35
SECTION 6.04      Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
SECTION 6.05      Compliance Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
SECTION 6.06      Notice of Events of Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 6.07      Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 6.08      Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 6.09      Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 6.10      Purchase of Securities at Option of the Holder Upon Change in Control  . . . . . . . . . .   38
SECTION 6.11      Effect of Change in Control Purchase Notice  . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 6.12      Deposit of Change in Control Purchase Price  . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 6.13      Securities Purchased in Part   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 6.14      Compliance with Securities Laws upon Purchase of Securities  . . . . . . . . . . . . . . .   41
SECTION 6.15      Repayment to the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 6.16      Limitations on Ranking of Future Indebtedness  . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 6.17      Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 6.18      Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43






[L120300.7]                                                            ii

                                                           ARTICLE 7
                                                     SUCCESSOR CORPORATION

SECTION 7.01      When Company May Merge, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
SECTION 7.02      Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

                                                           ARTICLE 8
                                                     DEFAULT AND REMEDIES

SECTION 8.01      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
SECTION 8.02      Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
SECTION 8.03      Other Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 8.04      Waiver of Defaults and Events of Default   . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 8.05      Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 8.06      Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 8.07      Rights of Holders to Receive Payment   . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 8.08      Collection Suit by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 8.09      Trustee May File Proofs of Claim   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
SECTION 8.10      Priorities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
SECTION 8.11      Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

                                                           ARTICLE 9
                                                            TRUSTEE

SECTION 9.01      Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 9.02      Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 9.03      Individual Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 9.04      Trustee's Disclaimer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 9.05      Notice of Defaults or Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 9.06      Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 9.07      Compensation and Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 9.08      Replacement of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
SECTION 9.09      Successor Trustee by Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
SECTION 9.10      Eligibility: Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
SECTION 9.11      Preferential Collection of Claims Against Company  . . . . . . . . . . . . . . . . . . . .   54

                                                          ARTICLE 10
                                            SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 10.01     Termination of Company's Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . .   55
SECTION 10.02     Application of Trust Money   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
SECTION 10.03     Repayment to Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 10.04     Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

                                                          ARTICLE 11
                                              AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 11.01     Without Consent of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 11.02     With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 11.03     Compliance with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .   58






[L120300.7]                                                            iii

SECTION 11.04     Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
SECTION 11.05     Notation On or Exchange of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .   59
SECTION 11.06     Trustee to Sign Amendments, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

                                                          ARTICLE 12
                                                         MISCELLANEOUS

SECTION 12.01     Trust Indenture Act Controls   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
SECTION 12.02     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
SECTION 12.03     Communications by Holders With Other Holders . . . . . . . . . . . . . . . . . . . . . . .   60
SECTION 12.04     Certificate and Opinion as to Conditions Precedent   . . . . . . . . . . . . . . . . . . .   61
SECTION 12.05     Record Date for Vote or Consent of Securityholders . . . . . . . . . . . . . . . . . . . .   61
SECTION 12.06     Rules by Trustee, Paying Agent, Registrar  . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 12.07     Legal Holidays   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 12.08     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 12.09     No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 12.10     No Recourse Against Others   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 12.11     Successors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 12.12     Multiple Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 12.13     Separability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 12.14     Table of Contents, Headings, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

EXHIBIT A         FORM OF SECURITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
EXHIBIT B         FORM OF INVESTOR LETTER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1
EXHIBIT C         REGISTRATION AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-1






[L120300.7]                                                            iv

   INDENTURE dated as of December 21, 1993 between CARTER HAWLEY HALE STORES, INC., a Delaware corporation (the "Company"), and Continental Bank, National Association, as Trustee (the "Trustee").

   Both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company's 6-1/4% Convertible Senior Subordinated Notes due 2000.

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

   SECTION 1.01  Definitions.

   "Acquiring Person" means any person or group (as defined in Section 13(d)(3) of the Exchange Act) who or which, together with all affiliates and associates (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner of shares of Common Stock having more than 50% of the total number of votes that may be cast for the election of directors of the Company; provided, however, that an Acquiring Person shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan, (iv) Zell/Chilmark Fund, L.P., or (v) any limited partner or Affiliate of Zell/Chilmark Fund, L.P. Notwithstanding the foregoing, no person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to 50% or more of the Common Stock then outstanding; provided, however, that if a person shall become the beneficial owner of 50% or more of the Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner of any additional shares of Common Stock, then such person shall be deemed to be an "Acquiring Person."

   "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Affiliate of Zell/Chilmark Fund, L.P." means (i) any person which, directly or indirectly, is in control of, is controlled by or is under common control with Zell/Chilmark Fund, L.P., (ii) any other person who is a director or officer (A) of Zell/Chilmark Fund, L.P., (B) of any subsidiary of Zell/Chilmark Fund, L.P., or (C) of any person described in clause (i) above.





[L120300.7]                                              2

For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Agent" means any Registrar, Paying Agent or Conversion Agent.

   "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the date of this Indenture.

   "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

   "Business Day" means a day that is not a Legal Holiday.

   "Capitalized Lease Obligation" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

   "Change in Control" means any event by which (i) an Acquiring Person has become such or (ii) Continuing Directors cease to comprise a majority of the members of the Board of Directors; provided that a Change in Control shall not be deemed to have occurred if either (i) the last sale price of the Common Stock for any five trading days during the ten trading days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on such day or (ii) the consideration, in the transaction giving rise to such Change in Control, to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the NASDAQ National Market System, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the last sale prices of such securities during the ten consecutive trading days commencing with the sixth trading day following consummation of such transaction) is at least 105% of the Conversion Price in effect on the date immediately preceding the closing date of such transaction.

   "Common Stock" means the common stock, par value $.01 per share, of the Company as it exists on the date of this Indenture or as it may be constituted from time to time.

   "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.





[L120300.7]                                                             3

   "Continuing Director" means any member of the Board of Directors, while such person is a member of such Board of Directors, who is not an Acquiring Person, or an affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or of any such affiliate or associate and who (a) was a member of the Board of Directors prior to the date of this Indenture, or (b) subsequently becomes a member of such Board of Directors and whose nomination for election or election to such Board of Directors is recommended or approved by resolution of a majority of the Continuing Directors or who is included as a nominee in a proxy statement of the Company distributed when a majority of such Board of Directors consists of Continuing Directors.

   "Credit Facility" means the Credit Agreement dated October 8, 1992 among the Company and certain commercial lending institutions and General Electric Capital Corporation, as agent for the lenders, and all modifications, amendments, replacements and extensions thereto.

   "default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

   "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

   "Indebtedness" means, with respect to any person, (i) any obligation of such person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such person
(A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such person or to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) including securities, (C) for any letter of credit or performance bond in favor of such person, or (D) for the payment of money relating to a Capitalized Lease Obligation; (ii) any liability of others of the kind described in the preceding clause (i), which the person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a Lien to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability; and (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii).

   "Indenture" means this Indenture as amended or supplemented from time to time.





[L120300.7]                                                             4

   "Junior Subordinated Indebtedness" means Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Company) which, pursuant to the terms of the instrument creating or evidencing the same, is subordinate to the Senior Debt and Securities in right of payment or in rights upon liquidation.

   "Lien" means any mortgage, pledge, security interest, adverse claim (as defined in Section 8.302(2) of the New York Uniform Commercial Code), encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement).

   "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

   "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. See
Section 12.04.

   "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. See Section 12.04.

   "Over-Allotment Option" means the option to purchase up to an additional $15,000,000 principal amount of Securities granted to the initial purchaser pursuant to Section 2(b) of the Purchase Agreement dated December 15, 1993 between the Company and the initial purchaser named therein.

   "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

   "principal" of a debt security, including the Securities, means the principal of the Security plus, when appropriate, the premium, if any, on the security.

   "redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

   "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.





[L120300.7]                                                             5

   "SEC" means the Securities and Exchange Commission.

   "Securities" mean the 6-1/4% Convertible Senior Subordinated Notes due 2000, or any of them, that are issued and authenticated under this Indenture.

   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

   "Senior Debt" means the principal of, interest on and other amounts due on and other amounts due on (i) Indebtedness of the Company, whether outstanding on the date of this Indenture or hereafter created, incurred, assumed or guaranteed by the Company in compliance with Section 6.16 hereof, for money borrowed from banks or other financial institutions, including, without limitation, money borrowed under the Credit Facility and any refinancings or refundings thereof; (ii) Indebtedness of the Company, whether outstanding on the date of this Indenture or hereafter created, incurred, assumed or guaranteed by the Company in compliance with Section 6.16 hereof, which is not Senior Subordinated Indebtedness or Junior Subordinated Indebtedness; and (iii) Indebtedness of the Company under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include: (a) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods or materials purchased in the ordinary course of business, or for services, or (b) Indebtedness of the Company to a Subsidiary of the Company. For purposes of this definition, Indebtedness shall be deemed to have been incurred in compliance with Section 6.16 hereof if the initial holder of such Indebtedness relied in good faith upon an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness did not violate the provisions of Section 6.16 hereof.

   "Senior Subordinated Indebtedness" means Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed by the Company) which, pursuant to the terms of the instrument creating or evidencing the same, is subordinate in right of payment to the Senior Debt and senior in right of payment to the Junior Subordinated Indebtedness.

   "Subsidiary" means any corporation of which at least a majority of the outstanding capital stock having voting power under ordinary circumstances to elect directors of such corporation shall at the time be held, directly or indirectly, by the Company, by the Company and one or more Subsidiaries or by one or more Subsidiaries.

   "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of this Indenture, except as provided in Section 11.03 hereof.





[L120300.7]                                                             6

   "trading day" means any day on which the New York Stock Exchange is open for trading.

   "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor.

   "Trust Officer" means the Chairman of the Board, any Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

   SECTION 1.02  Other Definitions.

                                                                                    Defined in
Term                                                                                 Section
- ----                                                                                 -------
"Bankruptcy Law"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8.01
"Change in Control Purchase Date"   . . . . . . . . . . . . . . . . . . . . . . .     6.10
"Change in Control Purchase Notice" . . . . . . . . . . . . . . . . . . . . . . .     6.10
"Change in Control Purchase Price"  . . . . . . . . . . . . . . . . . . . . . . .     6.10
"Conversion Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.03
"Conversion Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.06
"Custodian" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8.01
"Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8.01
"Exchange Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.02
"Global Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.15
"Legal Holiday" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12.07
"Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.03
"Payment Blockage Notice" . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5.02
"Payment Blockage Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5.02
"Qualified Institutional Buyer" . . . . . . . . . . . . . . . . . . . . . . . . .     2.06(b)
"Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.03
"Registration Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.17
"Regulation S"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.06(b)
"Rights"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.06(c)
"Shelf Registration Statement"  . . . . . . . . . . . . . . . . . . . . . . . . .     6.17
"U.S. Government Obligations" . . . . . . . . . . . . . . . . . . . . . . . . . .    10.01

   SECTION 1.03    Incorporation by Reference of Trust Indenture Act.

   Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

   "Commission" means the SEC.

   "indenture securities" means the Securities.

   "indenture security holder" means a Securityholder.

   "indenture to be qualified" means this Indenture.





[L120300.7]                                                             7

   "indenture trustee" or "institutional trustee" means the Trustee.

   "obligor" on the indenture securities means the Company or any other obligor on the Securities.

   All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

   SECTION 1.04  Rules of Construction.

   Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof, and any other reference in this Indenture to "generally accepted accounting principles" refers to generally accepted accounting principles in effect on the date hereof;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular;

     (5)  provisions apply to successive events and transactions; and

     (6) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, section or other subdivision.

                                   ARTICLE 2

                                 THE SECURITIES

   SECTION 2.01  Form and Dating.

   The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is incorporated in and made part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements as may be required by law, stock exchange rule, agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.





[L120300.7]                                                             8

   SECTION 2.02  Execution and Authentication.

   Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

   If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

   A security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

   The Trustee shall authenticate Securities for original issue in the aggregate principal amount of $125,000,000, upon a written order or orders of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company; provided, however, that in the event that the Company sells any Securities pursuant to the Over-Allotment Option, then the Trustee shall authenticate Securities for original issue in an aggregate principal amount of up to $125,000,000 plus up to $18,750,000 aggregate principal amount of Securities sold pursuant to the Over-Allotment Option upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in the preceding sentence, except as provided in Section 2.07.

   The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

   The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

   SECTION 2.03  Registrar, Paying Agent and Conversion Agent.

   The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent"), an office or agency where Securities may be presented for conversion ("Conversion Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may





[L120300.7]                                                             9
have one or more additional Conversion Agents. The term "Registrar" includes any co-Registrar, the term "Paying Agent" includes any additional Paying Agent and the term "Conversion Agent" includes any additional Conversion Agent. Except for purposes of Article 10, the Company or any Affiliate of the Company may act as Paying Agent.

   The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

   The Company initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands.

   SECTION 2.04  Paying Agent to Hold Money in Trust.

   On or prior to each due date of the principal of or interest on any Securities, the Company shall promptly deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to
Section 5.07, the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall on or before each due date of the principal of or interest on any Securities segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

   SECTION 2.05  Securityholder Lists.

   The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall promptly furnish to the Trustee on or before each semi-annual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.





[L120300.7]                                                            10

   SECTION 2.06  Transfer and Exchange.

   (a) Subject to the provisions of subsection (b) below, when a Security is presented to the Registrar with a request to register a transfer thereof, the Registrar shall register the transfer as requested and when Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that my be imposed in relation thereto, but this provision shall not apply to any exchange pursuant to Section 2.10, 3.06 or 11.05.

   (b) The following procedures and restrictions shall apply with respect to the registration of any transfer (but shall not apply to the initial issuance of any Security) of any Security other than a Global Security prior to the date that is three years after the original issue date of the Securities; provided, however, that such procedures and restrictions shall not apply with respect to the registration of any transfer of any Security that has been registered under a Shelf Registration Statement that has been declared effective by the SEC and continues to be deemed effective at the time of such transfer pursuant to the Registration Agreement or otherwise pursuant to an effective registration statement under the Securities Act, or any subsequent transfer of such registered Security:

   The Registrar shall register the transfer of any Security, if the requested transferee (i) is the Company or any Subsidiary thereof, (ii) is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) ("Qualified Institutional Buyer"), (iii) is acquiring such Security in a transaction exempt from the registration provisions of the Securities Act provided by Regulation S thereunder ("Regulation S"), (iv) is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who has delivered to the Company and the Trustee a letter in the form of Exhibit B hereto and such other certificates and other information, if any, as the Company or the Trustee shall have specified with respect to such transfer, or (v) is acquiring the Security pursuant to Rule 144 under the Securities Act and has delivered to the Company and the Trustee such other certificates and other information, if any, as the Company or the Trustee shall have specified with respect to such transfer.





[L120300.7]                                                            11

   (c) Each Security shall bear the following legend on the face thereof until the date that is three years from the original issue date of the Securities unless otherwise agreed by the Issuer and Holder thereof, provided, however, that such legend need not appear with respect to any Security that has been registered under a shelf registration statement that has been declared effective by the SEC and continues to be deemed effective at the time of any transfer or otherwise pursuant to an effective registration statement under the Securities Act:

   THE SECURITY OR ITS PREDECESSOR EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO CARTER HAWLEY HALE STORES, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO CONTINENTAL BANK, NATIONAL ASSOCIATION, AS TRANSFER AGENT, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT) OR (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY IN CERTIFICATED FORM WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE OF THIS CERTIFICATE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO CONTINENTAL BANK, NATIONAL ASSOCIATION, AS TRANSFER AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO CONTINENTAL BANK, NATIONAL ASSOCIATION, AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR





[L120300.7]                                                            12

  OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES," AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION UNDER THE SECURITIES ACT.

   (d) The Company shall not, and shall not permit any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) to, resell any Securities (or any Common Stock issued or issuable upon conversion thereof) that have been acquired by any of them; provided, however, that such affiliates may resell any such Securities (or Common Stock) if, upon resale, such Securities (or Common Stock) would not be "restricted securities" within the meaning of Rule 144 under the Securities Act. The Registrar shall not register the transfer of any Security if the transferor of such Security is the Company or such an affiliate of the Company, except, in the case of such an affiliate, to the Company.

   The Securities and related documentation may be amended or supplemented from time to time in accordance with Section 11.01 hereof (x) to modify the restrictions on, the procedures for, resales and other transfers of the Securities to reflect any change in applicable law or regulation (or the interpretation thereof) or provide alternative procedures in compliance with applicable law and practices relating to the resale or other transfer of restricted securities generally and (y) to accommodate the issuance, if any, of Securities in book-entry form and matters related thereto (although no such amendment or supplement may require that a Security outstanding at the time such amendment or supplement becomes effective be placed in book-entry form). Each Holder of any Security shall be deemed, by the acceptance or such Security, to have agreed to any such amendment or supplement.

   SECTION 2.07  Replacement Securities.

   If a mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, and neither the Company nor the Trustee has received notice that such Security has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the New York Uniform Commercial Code, as in effect on the date of this Indenture, are met, and there shall have been delivered to the Company and the Trustee evidence to their satisfaction of the loss, destruction or theft of any Security if such is the case. An indemnity bond may be required that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from





[L120300.7]                                                            13
any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses (including the fees and expenses of the Trustee) in replacing a Security. Every replacement Security is an additional obligation of the Company.

   SECTION 2.08  Outstanding Securities.

   Securities outstanding at any time are all Securities authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

   If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

   If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a redemption date or maturity date money sufficient to pay the principal of and accrued interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

   A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

   SECTION 2.09  Treasury Securities.

   In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledge establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

   SECTION 2.10  Temporary Securities.

   Until definitive Securities are ready for delivery, the Company may prepare and, upon the order of the Company, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall





[L120300.7]                                                            14
authenticate definitive Securities in exchange for temporary Securities.

   SECTION 2.11  Cancellation.

   The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or which have been converted. All cancelled Securities shall be held by the Trustee and may be destroyed (and, if so destroyed, certification of their destruction shall be delivered to the Company) unless the Company shall direct in writing that the cancelled Securities be returned to it.

   SECTION 2.12  Defaulted Interest.

   If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest to the persons who are Securityholders on a subsequent special record date, and such term as used in this Section 2.12 with respect to the payment of any defaulted interest shall mean the fifteenth day next preceding the special payment date fixed by the Company, whether or not such day is a Business Day. At least 15 days before the special record date, the Company shall mail to each Securityholder and the Trustee a notice that states the special record date, the special payment date and the amount of defaulted interest to be paid.

   SECTION 2.13  CUSIP Numbers.

   The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such number either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

   SECTION 2.14  Procedures for Global Securities.

   (a) Upon issuance, the Securities may be represented by one or more fully registered notes in global form ("Global Securities") as well as Securities in definitive form registered in the name of individual purchasers or their nominees.





[L120300.7]                                                            15

   If the Securities are to be represented by one or more Global Securities, the Company shall execute and the Trustee shall, in accordance with Section 2.02, authenticate and deliver, such Global Security or Securities which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the aggregate principal amount of the outstanding Securities to be represented by such Global Security or Securities, (ii) shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company, as depositary (such depositary and any successor depositary shall be referred to herein as the "Depositary"), (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iv) if required by the Depositary, shall bear a legend substantially to the following effect:

   Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration or transfer, exchange or payment, and any certificate issued is registered in the name of the nominee of the Depositary or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to the nominee of the Depositary or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depositary, has an interest herein.

   (b) A Global Security may be transferred, in whole but not in part, only to a nominee of the Depositary for such Global Security, or to the Depositary, or to the successor Depositary selected or approved by the Company, or to a nominee of such successor Depositary.

   (c) (i) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at anytime the Depositary for such Global Security shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute an authentication order or orders signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company, and the Trustee, upon receipt of such order or orders, will authenticate and deliver individual Securities in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

   (ii) The Company may at any time and in its sole discretion determine that the Securities or portion thereof issued or issuable in the form of one or more Global Securities





[L120300.7]                                                            16
shall no longer be represented by such Global Security or Securities. In such event the Company will execute an authentication order or orders for the authentication and delivery of individual Securities in exchange in whole or in part for such Global Security, and the Trustee, upon receipt of such order or orders, will authenticate and deliver individual Securities in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such Securities or portion thereof in exchange for such Global Securities.

   (iii) In any exchange provided for in any of clauses (i) or (ii) above, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Except as provided in the preceding paragraph, Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Securities to the persons in whose names such Securities are so registered.

   (d) Notwithstanding any other provisions of this Indenture, so long as a Global Security remains outstanding, unless the transferee shall otherwise request in writing to the Registrar, no definitive Security shall be issued or authenticated in connection with the transfer of any definitive Security pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Instead, upon acceptance for transfer of any definitive Security, the Registrar shall cancel such definitive Security and shall, in lieu of issuing a new definitive Security in exchange for the definitive Security surrendered for registration of transfer, endorse on the schedule affixed to such Global Security (or on a continuation of such schedule affixed to such Global Security and made a part thereof), an appropriate notation evidencing the date and an increase in the principal amount of such Global Security in an amount equal to the principal amount of such definitive Security. The Registrar shall notify the Depositary promptly of any increase in the principal amount of any Global Security.

   Notwithstanding any other provisions of this Indenture, resales or other transfers of Securities represented by a Global Security made in compliance with Rule 144A under the Securities Act or made on or subsequent to the date that is three years after the original issue date of such Securities will be conducted according to the rules and procedures of the Depositary applicable to U.S. corporate debt obligations and without notice to, or action by, the Registrar. Upon written notice (upon which notice to the Registrar may rely) from a participant in the Depositary's system having an interest in the Securities represented by a Global Security that such participant (or a





[L120300.7]                                                            17
beneficial owner who holds an interest in the Securities through such participant) intends to resell or transfer such Securities otherwise than pursuant to Rule 144A under the Securities Act prior to three years after the original issue date of such Securities, and upon satisfaction by the transferor and, if applicable, the transferee, of the conditions necessary for the registration of transfer of a Security set out in Section 2.06(b), the Registrar shall and is authorized by the holder of such Global Security, by its acceptance thereof, to endorse on the schedule affixed to such Global Security (or on a continuation of such schedule affixed to such Global Security and made a part thereof) an appropriate notation evidencing the date and the reduction in the principal amount of such Global Security equal to the principal amount of the portion of the Global Security being transferred and shall authenticate and deliver a definitive Security registered in the name of the transferee or its nominee in an equal aggregate principal amount. The Registrar shall notify the Depositary promptly of any decrease in the principal amount of the Global Security.


                                   ARTICLE 3

                                   REDEMPTION

   SECTION 3.01  Notice to Trustee.

   If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee at least 45 days prior to the redemption date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the redemption date and the principal amount of Securities to be redeemed.

   SECTION 3.02  Selection of Securities to be Redeemed.

   If less than all of the Securities are to be redeemed, the Trustee shall, not more than 60 days prior to the redemption date, select the Securities to be redeemed pro rata or by lot, as the Trustee in its discretion shall determine. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

   SECTION 3.03  Notice of Redemption.

   At least 15 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder of Securities to be redeemed.





[L120300.7]                                                            18

   The notice shall identify the Securities to be redeemed and shall state:

   (1) the redemption date;

   (2) the redemption price;

   (3) the then current conversion price;

   (4) the name and address of the Paying Agent and the Conversion Agent;

   (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

   (6) that the right to convert Securities called for redemption shall terminate at the close of business on the tenth Business Day immediately preceding the redemption date;

   (7) that Holders who wish to convert Securities must satisfy the requirements in paragraph 8 of the Securities;

   (8) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holder is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities;

   (9) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued; and

   (10) the  CUSIP number, if any, of the Securities to be redeemed.

   At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company expense.

   SECTION 3.04  Effect of Notice of Redemption.

   Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date, subject to the provisions of Section 4.01, and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest to the redemption date.

   SECTION 3.05  Deposit of Redemption Price.

   On or prior to the redemption date, the Company shall promptly deposit with the Paying Agent (or if the Company is its





[L120300.7]                                                            19
own Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose because of the conversion of Securities or otherwise.

   SECTION 3.06  Securities Redeemed in Part.

   Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4

                                   CONVERSION

   SECTION 4.01  Conversion Privilege.

   A Holder of a Security may convert it into Common Stock of the Company at any time prior to maturity at the conversion price then in effect, except that, with respect to any Security called for redemption, such conversion right shall terminate at the close of business on the tenth Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount converted by the conversion price in effect on the conversion date.

   The initial conversion price is stated in paragraph 8 of the Securities and is subject to adjustment as provided in this Article 4.

   A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

   SECTION 4.02  Conversion Procedure.

   To convert a Security, a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all of those requirements is the conversion date. As soon as practicable after the conversion date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered shall become the stockholder of record on the conversion date





[L120300.7]                                                            20
and, as of such date, such person's rights as a Securityholder shall cease.

   No payment or adjustment will be made for accrued and unpaid interest on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security, but if any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of such Security on such record date. In such event, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the portion so converted. If such payment does not accompany such Security, the Security shall not be converted. If the Company defaults in the payment of interest payable on the interest payment date, the Trustee shall repay such funds to the Holder.

   If a Holder converts more than one Security at the same time, the number of whole shares issuable upon the conversion shall be based on the total principal amount of Securities converted.

   Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

   SECTION 4.03  Fractional Shares.

   The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash based upon the current market price of the Common Stock on the trading day prior to the date of conversion.

   SECTION 4.04  Taxes on Conversion.

   The issuance of certificates for shares of Common Stock upon the conversion of any Security shall be made without charge to the converting Securityholder for such certificates or any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the Security converted; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of the Security converted, such Security, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered Holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and





[L120300.7]                                                            21
delivery of any such certificates in a name other than that of the holder of the Security converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

   SECTION 4.05  Company to Provide Stock.

   The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Securities as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities.

   All shares of Common Stock which may be issued upon conversion of the Securities shall be duly authorized, validly issued, fully paid and non-assessable when so issued.

   SECTION 4.06  Adjustment of Conversion Price.

   The conversion price (herein called the "Conversion Price") shall be subject to adjustment from time to time as follows:

   (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

   (b) In case the Company shall issue rights or warrants to substantially all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price (as determined pursuant to subsection (d) below) of the Common Stock on such record date, the Conversion Price shall be adjusted so that the same shall





[L120300.7]                                                            22
equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date.

   (c) In case the Company shall distribute to all holders of Common Stock shares of any class of stock other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in subsection (d) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection (b) above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 4.06, make proper provision so that each holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of





[L120300.7]                                                            23

Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

   (d) The current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for thirty consecutive trading days commencing forty-five trading days before the day in question.
The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, or the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock, or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system, or if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

   (e) In any case in which this Section 4.06 shall require that an adjustment be made immediately following a record date, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.10 below) issuing to the holder of any Security converted after such record date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

   SECTION 4.07  No Adjustment.

   No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment of the Conversion Price shall be made for cash dividends.





[L120300.7]                                                            24

   SECTION 4.08  Equivalent Adjustments.

   In the event that, as a result of an adjustment made pursuant to Section
4.06 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this
Article 4.

   SECTION 4.09  Adjustments for Tax Purposes.

   The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs (a), (b) and (c) of Section 4.06 above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients thereof.

   SECTION 4.10  Notice of Adjustment.

   Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

   SECTION 4.11  Notice of Certain Transactions.

   In the event that:

   (1) the Company takes any action which would require an adjustment in the Conversion Price.

   (2) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and stockholders of the Company must approve the transaction, or

   (3)   there is a dissolution or liquidation of the Company,

a Holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Securityholders and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall





[L120300.7]                                                            25
not affect the validity of any transaction referred to in clause (1), (2) or
(3) of this Section 4.11.

   SECTION 4.12 Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.

   If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. The foregoing, however, shall not in any way affect the right a holder of a Security may otherwise have, pursuant to clause
(ii) of the last sentence of subsection (c) of Section 4.06, to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 4.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.





[L120300.7]                                                            26

   In the event the Company shall execute a supplemental indenture pursuant to this Section 4.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

   SECTION 4.13  Trustee's Disclaimer.

   The Trustee has no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to
Section 4.10. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

   The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.12.

                                   ARTICLE 5

                                 SUBORDINATION

   SECTION 5.01  Agreement to Subordinate.

   The Company, for itself and its successors, and each Holder, by his acceptance of Securities, agree that the payment of the principal of or interest on or any other amounts due on the Securities is subordinated in right of payment, to the extent and in the manner stated in this Article 5, to the prior payment in full of all Senior Debt. Each Holder by his acceptance of the Securities authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and such Holder, the subordination provided in this Article and appoints the Trustee his attorney-in-fact for such purpose. If the Trustee does not file a proper claim or proof of debt in the form required in any voluntary or involuntary dissolution, winding up, liquidation, reorganization, arrangement or similar proceedings relating to the Company prior to 30 days before the expiration of time to file such claim or claims, then any holder or holders of Senior Debt or their representative or representatives are hereby





[L120300.7]                                                            27
authorized to and have the right to file an appropriate claim for and on behalf of the Holders.

   The Securities shall be senior in right of payment and in rights upon liquidation to all Junior Subordinated Indebtedness.

   SECTION 5.02  No Payment on Securities if Senior Debt in Default.

   Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or redemption of, interest on or other amounts due on the Securities, and no redemption, purchase, or other acquisition of the Securities, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other amounts then due on all Senior Debt has been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt, (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being declared due and payable or (iii) if, at the time of such payment, redemption, purchase or other acquisition, the Trustee shall have received written notice from the holder or holders of any Senior Debt or their representative or representatives (a "Payment Blockage Notice") that there exists under such Senior Debt, or any agreement pursuant to which such Senior Debt is issued, any default, which default shall not have been cured or waived, permitting the holders there to declare the full amount of such Senior Debt due and payable, but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the holders of such Senior Debt) on the earlier of (a) the date on which such event of default shall have been cured or waived or (b) 180 days from the receipt of the Payment Blockage Notice. Upon termination of Payment Blockage Period, payments on account of principal of or interest on the Securities (other than amounts due and payable by reason of the acceleration of the maturity of the Securities) and redemptions, purchases or other acquisitions may be made by or on behalf of the Company. Notwithstanding anything herein to the contrary, (A) only one Payment Blockage Notice may be given during any period of 360 consecutive days with respect to the same event of default and any other events of default on the same issue of Senior Debt existing and known to the person giving such notice at the time of such notice and (B) no new Payment Blockage Period may be commenced by the holder or holders of the same issue of Senior Debt or their representative or representatives during any period of 360 consecutive days unless all events of default which were the object of the immediately preceding Payment Blockage Notice, and any other event of default on the same issue of





[L120300.7]                                                            28

Senior Debt existing and known to the person giving such notice at the time of such notice, have been cured or waived.

   In the event that, notwithstanding the provisions of this Section 5.02, payments are made by or on behalf of the Company in contravention of the provisions of this Section 5.02, such payments shall be held by the Trustee, any Paying Agent or the Holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Debt or their representative or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

   The Company shall give prompt written notice to the Trustee and any Paying Agent of event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued.

   SECTION 5.03 Distribution on Acceleration of Securities; Dissolution and Reorganization; Subrogation of Securities.

   (a) Upon (i) any acceleration of the principal amount due on the Securities because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

     (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the Holders are entitled to receive payment on account of the principal of or interest on or any other amounts due on the Securities;

     (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full without diminution or modification by such plan of all Senior Debt), to which the Holders or the Trustee would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of





[L120300.7]                                                            29

Senior Debt (or their representative(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

     (3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full without diminution or modification by such plan of Senior Debt), shall be received by the Trustee or the Holders before all Senior Debt is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

   Subject to the payment in full of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and interest on the Securities shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities which otherwise would have been payable or distributable to Holders shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

   Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and its creditors other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Securities or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than holders of Senior Debt or, as between the Company and the Trustee, the obligations of the Company to the Trustee, nor shall anything herein or therein





[L120300.7]                                                            30
prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy. Upon distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 9.01 hereof, and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent the application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of or interest on, the Securities unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with notice under Section 5.03(c) hereof of the facts which would prohibit the making of such application.

   (b) The provisions of this Article shall not be applicable to any cash, properties or securities received by the Trustee or by any Holder when received as a holder of Senior Debt and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee or such Holder of any of its rights as such holder.

   (c) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee, subject to the provisions of Section
9.01 hereof, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Debt or any trustee therefor has given such notice to the Trustee. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions in this Article, unless, and until three Business Days after, the Trustee shall have received written notice thereof from the Company or any holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.01 hereof, shall be entitled in all respects conclusively to assume that no such facts exist; provided that if on a date not less than two Business Days immediately preceding the date upon which by the terms hereof any





[L120300.7]                                                            31
such monies may become payable for any purpose (including, without limitation, the principal of or interest on any Security, and any amounts immediately due and payable upon the execution of any instrument acknowledging satisfaction and discharge of this Indenture, as provided in Article 10 hereof), the Trustee shall not have received with respect to such monies the notice provided for in this Section 5.03(c), than anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

   The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 5.02 hereof or that any event or any condition preventing any payment in respect of the Securities shall have ceased to exist, unless and until the Trustee shall have received an Officers' Certificate to such effect.

   (d) The provisions of this Section 5.03 applicable to the Trustee shall also apply to any Paying Agent for the Company.

   SECTION 5.04  Reliance by Senior Debt on Subordination Provisions.

   Each Holder of any Security by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Article, and notice of acceptance of the provisions hereof





[L120300.7]                                                            32
are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Article shall constitute a release of any of the obligations or liabilities of the Trustee or Holders of the Securities provided in this Article. Except as otherwise expressly provided herein, no right of any present or future holder of Senior Debt to enforce the subordination provisions hereof shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder or by any noncompliance by the Company with the terms, provisions or covenants of this Indenture, regardless of any knowledge thereof which such holder may have otherwise been charged with.

   SECTION 5.05  Trustee's Relation to Senior Debt.

   The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article in respect of any Senior Debt at any time held by it, to the same extent as any holder of Senior Debt, and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

   With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligation, as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article.

   Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such Holder's Securities in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 10 days before the expiration of the time to file such claims or proofs, then the holders of Senior Debt, jointly, or their representative shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Debt as provided in this Article and to file and prove all claims therefore and to take all such other action in the name of the Holders or otherwise, as such holders of Senior Debt or representative thereof may determine to be necessary or





[L120300.7]                                                            33
appropriate for the enforcement of the provisions of this Article.

   SECTION 5.06  Other Provisions Subject Hereto.

   Expect as expressly stated in this Article, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Securities are subject to the provisions of this Article. However, nothing in this Article shall apply to or adversely affect the claims of, or payment, to, the Trustee pursuant to Section 9.07. Notwithstanding the foregoing, the failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article 5 shall not be construed as preventing the occurrence of an Event of Default under Section 8.01.

                                   ARTICLE 6

                                   COVENANTS

   SECTION 6.01  Payment of Securities.

   The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company or an Affiliate of the Company) holds by 12:00 noon New York City time on that date money designated for and sufficient to pay the installment. The Company shall pay interest on overdue principal at the rate borne by the Securities per annum; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

   SECTION 6.02  SEC Reports.

   The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee. The Company will cause any quarterly and annual reports which it mails to its stockholders to be mailed to the Holders of the Securities.


   If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act. The Company will also prepare, on an annual basis, complete audited consolidated financial statements including, but not limited to, a balance sheet, a





[L120300.7]                                                            34
statement of income and retained earnings, a statement of changes in financial position and all appropriate notes. All such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent accountants concur, and except that quarterly statements may be subject to year-end adjustments. The Company will cause a copy of such financial statements to be filed with the Trustee and mailed to the Holders of the Securities within 50 days after the close of each of the first three quarters of each fiscal year and within 95 days after the close of each fiscal year. The Company will also comply with the other provisions of TIA Section 314(a).

   Holders of Securities and prospective purchasers designated by such Holders will have the right to obtain from the Company upon request by such Holders or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A under the Securities Act.

   SECTION 6.03  Waiver of Stay, Extension or Usury Laws.

   The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will actively resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

   SECTION 6.04  Liquidation.

   The Board of Directors or the stockholders of the Company may not adopt a plan of liquidation which plan provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Article 7 of this Indenture being the Article which governs any such sale, lease, conveyance or other disposition substantially as an entirety), and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of the capital stock of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision for, the satisfaction of the Company's obligations hereunder and under the





[L120300.7]                                                            35

Securities as to the payment of the principal and interest. The Company shall be deemed to make provision for such payments only if (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Securities then outstanding to maturity and to pay all other sums payable by it hereunder, or
(2) there is an express assumption of the due and punctual payment of the Company's obligations hereunder and under the Securities and the performance and observance of all covenants and conditions to be performed by the Company hereunder, by the execution and delivery of a supplemental indenture in form satisfactory to the Trustee by a person who acquires, or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Company, and which person will have assets (immediately after the acquisition) and aggregate earnings (for such person's four full fiscal quarters immediately preceding such acquisition) equal to not less than the assets of the Company (immediately preceding such acquisition) and the aggregate earnings of the Company (for its four full fiscal quarters immediately preceding the acquisition), respectively, and which is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; provided, however, that Company shall not make any liquidating distribution until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 6.04. Notwithstanding the foregoing, the provisions of this Section 6.04 shall be subject to Article 5 hereof.

   SECTION 6.05  Compliance Certificates.

   The Company shall deliver to the Trustee concurrently with the delivery of annual reports as provided in Section 6.02 herein, an Officers' Certificate as to the signers' knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signers know of any Event of Default. If they do know of such an Event of Default, the Certificate shall describe the Event of Default and the efforts to remedy the same. For the purposes of this Section 6.05, compliance shall be determined without regard to any requirement of notice provided pursuant to the terms of this Indenture. The Certificate need not comply with Section 12.04 hereof. One of the signers of the Officers' Certificate shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Company.





[L120300.7]                                                            36

   SECTION 6.06  Notice of Events of Defaults.

   In the event that indebtedness of the Company in an aggregate amount in excess of $10,000,000 is declared due and payable before its maturity because of the occurrence of any default under such indebtedness, the Company will promptly give written notice to the Trustee of such declaration.

   SECTION 6.07  Payment of Taxes and Other Claims.

   The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company, directly or by reason of its ownership of any Subsidiary or upon the income, profits or property of the Company; and (2) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

   SECTION 6.08  Corporate Existence.

   Subject to Section 6.04 and Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any right if the Board of Directors shall determine that the preservation is no longer desirable in the conduct of the Company's business and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

   SECTION 6.09  Maintenance of Properties.

   Subject to Section 6.04, the Company will cause all material properties owned, leased or licensed in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof and thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times while any Securities are outstanding; provided, however, that nothing in this Section 6.09 shall prevent the Company from discontinuing the maintenance of any such properties if, in the judgment of the Board of Directors, such discontinuance is desirable in the conduct of the Company's business or the business of its Subsidiaries and is not, and will not be, adverse in any material respect to the Holders.





[L120300.7]                                                            37

   SECTION 6.10 Purchase of Securities at Option of the Holder Upon Change in Control.

   (a) If at any time that Securities remain outstanding there shall have occurred a Change in Control, Securities shall be purchased by the Company at the option of the Holder thereof, at a purchase price (the "Change in Control Purchase Price") equal to the principal amount thereof plus accrued interest to the Change in Control Purchase Date (as hereinafter defined), as of the date that is the later of (i) 20 Business Days after the date of mailing of the Change in Control Purchase Notice and (ii) 40 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 6.10(c).

   (b) Within 20 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in a daily newspaper of national circulation (which shall be The Wall Street Journal unless it is not then so circulated). The Trustee may conclusively assume in the absence of written notice to the contrary from the Company that no Change in Control has occurred. The notice shall include the form of a Change of Control Purchase Notice (as defined below) to be completed by the Holder and shall state:

   (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

   (2) the date by which the Change in Control Purchase Notice pursuant to this Section 6.10 must be given;

   (3)   the Change in Control Purchase Date;

   (4)   the Change in Control Purchase Price;

   (5)   briefly, the conversion rights of the Securities;

   (6)   the name and address of the Paying Agent and the Conversion Agent;

   (7)   the Conversion Price and any adjustments thereto;

   (8) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

   (9) the procedures that the Holder must follow to exercise rights under this Section 6.10;





[L120300.7]                                                            38

   (10) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

   (11) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

   (c) A Holder may exercise its rights specified in Section 6.10(a) upon delivery of a written notice of the exercise of such rights (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, stating;

   (1) the certificate number of each Security that the Holder will deliver to be purchased;

   (2) the portion of the principal amount of each Security that the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

   (3) that such Security shall be purchased pursuant to the terms and conditions specified in this Indenture.

   The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this
Section 6.10 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

   The Company shall purchase from the Holder thereof, pursuant to this Section 6.10, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Section 6.10 through 6.15 also apply to the purchase of such portion of such Security.

   Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this
Section 6.10(c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is $1,000 or in an integral multiple thereof at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.11.

   The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.





[L120300.7]                                                            39

   SECTION 6.11  Effect of Change in Control Purchase Notice.

   Upon receipt by the Paying Agent of the Change in Control Purchase Notice specified in Section 6.10(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (i) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 6.10(c) have been satisfied) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 6.10(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

   A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date to which it relates, specifying:

   (1) the certificate number of each Security in respect of which such notice of withdrawal is being submitted.

   (2) the principal amount of the Security or portion thereof with respect to which such notice of withdrawal is being submitted, and

   (3) the principal amount, if any, of such Security that remains subject to the original Change in Control Purchase Notice and that has been or will be delivered for purchase by the Company.

   There shall be no purchase of any Securities pursuant to Section 6.10 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Securities).

   SECTION 6.12  Deposit of Change in Control Purchase Price.

   On or before the Business Day following a Change in Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in





[L120300.7]                                                            40

Section 2.04) an amount of money sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Purchase Date.

   If on the Business Day following the Change in Control Purchase Date the Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Security for which a Change in Control Purchase Notice has been tendered and not withdrawn, then, on and after the Change in Control Purchase Date, such Security will cease to be outstanding and interest on such Security will cease to accrue and will be deemed paid, whether or not such Security is delivered to the Paying Agent, and all other rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of such Security).

   SECTION 6.13  Securities Purchased in Part.

   Any Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

   SECTION 6.14  Compliance  with Securities Laws upon Purchase of Securities.

   In connection with any offer to purchase or purchase of Securities under
Section 6.10 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights of the Holders and obligations of the Company under Sections 6.10 through 6.13, to be exercised in the time and in the manner specified therein.

   SECTION 6.15  Repayment to the Company.

   Subject to the provisions of Section 5.07, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 6.12 exceeds the aggregate Change in Control





[L120300.7]                                                            41

Purchase Price of the Securities or portions thereof to be purchased, then promptly after the Business Day following the Change in Control Purchase Date the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

   SECTION 6.16  Limitations on Ranking of Future Indebtedness.

   The Company will not, directly or indirectly, incur, create, assume or guarantee any Indebtedness which is subordinate or junior in right of payment to any Senior Indebtedness and which is not expressly made by the terms of the instrument creating such Indebtedness pari passu with, or subordinate and junior in right of payment to, the Notes.

   SECTION 6.17  Registration Rights.

   (a) Simultaneously with the execution and delivery of this Indenture, the Company shall enter into a Registration Agreement substantially in the form of Exhibit C hereto (the "Registration Agreement"), and shall deliver to the Trustee an Opinion of Counsel stating that the Registration Agreement has been duly authorized, executed and delivered by the parties thereto.

   (b) If the Company fails to comply with Section 2(a)(i) of the Registration Agreement with respect to the filing of a Shelf Registration Statement (as defined in the Registration Agreement), then, at such time, in lieu of any other remedy that may be available to the Holders hereunder, pursuant to applicable law or otherwise, the interest rate on the Securities shall increase by 25 basis points. Such increase will remain in effect until the date on which the Shelf Registration Statement is filed, on which date the interest rate on the Securities shall revert to the interest rate originally borne by the Securities plus any increase in such interest rate pursuant to the following sentence. If the Company fails to comply with Section 2.1(a)(ii) of the Registration Agreement with respect to the effectiveness of such Shelf Registration Statement, then, at such time and on each date that is the successive 30th day subsequent to such time, in lieu of any other remedy that may be available to the Holders hereunder, pursuant to applicable law or otherwise, the per annum interest rate on the Securities (which interest rate shall be the original interest rate on the Securities plus any increase or increases in such interest rate pursuant to the preceding sentence and this sentence) shall increase by an additional 25 basis points; provided, however, that the interest rate shall not increase by more than 50 basis points pursuant to this sentence. Such increase or increases will remain in effect until the date on which such Shelf Registration Statement is declared effective, on which date the interest rate on the Securities shall revert to the interest rate originally borne by the Securities; provided, however, that if a Shelf Registration Statement has been declared effective with respect to resales of the Securities and Converted Notes (as defined in the





[L120300.7]                                                            42

Registration Agreement) as set forth in Section 2.1 of the Registration Agreement and the Company fails at any time for any reason to comply with
Section 2.1(a)(iii) of the Registration Agreement with respect to such Shelf Registration Statement, then at such time and on each date thereafter that is the successive 30th day subsequent to such time and until the earliest of (i) the date that the Shelf Registration Agreement is again deemed effective pursuant to Section 2.3 of the Registration Agreement, (ii) the date that is the third anniversary subsequent to the date of original issuance of the Securities and (iii) the date as of which all the Securities and the Converted Notes have been sold pursuant to such Shelf Registration Statement, the per annum interest rate on the Securities shall increase by an additional 25 basis points; provided, further, that the interest rate shall not increase by more than 50 basis points pursuant to the foregoing proviso. The sole and exclusive remedy of the holders of the Securities for any failure of the Company to perform any of its obligations under Section 2 of the Registration Agreement is as set forth in this Section 6.17 of the Indenture.

   SECTION 6.18  Maintenance of Office or Agency.

   The Company will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee.

   The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

   The Company hereby initially designates the office of the Trustee as such office of the Company.

                                   ARTICLE 7

                             SUCCESSOR CORPORATION

   SECTION 7.01  When Company May Merge, etc.

   The Company shall not consolidate with or merge with or into, or transfer all or substantially all of its assets to, any person unless:





[L120300.7]                                                            43

   (a) either the Company shall be the resulting or surviving entity or such person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia, such person expressly assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture (in which case all such obligations of the Company shall terminate); and

   (b) immediately before and immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no default or Event of Default shall have occurred and be continuing.

   The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each of which shall comply with Section 12.04 and shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

   SECTION 7.02  Successor Corporation Substituted.

   Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 7.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor corporation had been named as the Company herein and in the Securities.

                                   ARTICLE 8

                              DEFAULT AND REMEDIES

   SECTION 8.01  Events of Default.

   An "Event of Default" occurs if:

   (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

   (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

   (3) the Company fails to comply with any of its other agreements contained in the Securities or this Indenture and





[L120300.7]                                                            44
  the default continues for the period and after the notice specified below;

   (4) there shall be a default under any bond, debenture, note or other evidence of indebtedness for money borrowed or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or under any guarantee of payment by the Company of indebtedness for money borrowed, whether such indebtedness or guarantee now exists or shall hereafter be created, which default relates to (A) the obligation to pay the principal of or interest on any such indebtedness or guarantee, taking into account any applicable grace period, or (B) an obligation other than the obligation to pay the principal of or interest on any such indebtedness, which default results in the accelaration of the maturity of such indebtedness; provided, however, that no default under this Section 8.01(4) shall exist if all such defaults do not relate to such indebtedness or such guarantees with an aggregate principal amount in excess of $10,000,000;

   (5)   the Company pursuant to or within the meaning of any Bankruptcy Law
  (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to or acquiesces in the institution of bankruptcy or insolvency proceedings against it, (D) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company for any material part of its property, (E) makes a general assignment for the benefit of its creditors or (F) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

   (6) (i) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, (B) appoint a Custodian of the Company for any material part of its property or (C) order the winding-up or liquidation of its affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or (ii) any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced against the Company and such petition, application or proceeding is not dismissed within 90 days; or (iii) any warrant of attachment is issued against any material portion of the property of the Company which is not released within 90 days of service; or





[L120300.7]                                                            45

   (7) one or more judgments or decrees shall be entered against the Company involving, individually or in the aggregate, a liability of ten million dollars ($10,000,000) or more and a sufficient number of such judgments or decrees shall not have been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof so as to bring the aggregate liability in respect thereof below the ten million dollar ($10,000,000) threshold.

   The term "Bankruptcy Law" means Title II, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

   A default under clause (3) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the Securities then outstanding of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 8.01 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". When a default under clause
(3) above is cured within such 60 day period, it ceases.

   Subject to the provisions of Sections 9.01 and 9.02, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the principal corporate trust office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder.

   SECTION 8.02  Acceleration.

   If an Event of Default (other than an Event of Default specified in Section 8.01(5) or (6)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, and the Trustee shall, upon the request for such Holders, declare all unpaid principal of and accrued interest to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable and upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 8.01(5) or (6) occurs, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (ii) to the extent the payment of such interest is lawful, interest on





[L120300.7]                                                            46
overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (iv) all payments due to the Trustee and any predecessor Trustee under Section 9.07 have been made. Anything herein contained to the contrary notwithstanding, in the event of any acceleration pursuant to this Section 8.02, the Company shall not be obligated to pay any premium which it would have had to pay if it had then elected to redeem the Securities pursuant to paragraph 5 of the Securities, except in the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which it would have had to pay if it had then elected to redeem the Securities pursuant to paragraph 5 of the Securities, in which case an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

   SECTION 8.03  Other Remedies.

   If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

   The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

   SECTION 8.04  Waiver of Defaults and Events of Default.

   Subject to Sections 8.07 and 11.02, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on any Security as specified in clauses (1) and (2) of Section 8.01. When a default or Event of Default is waived, it is cured and ceases.

   SECTION 8.05  Control by Majority.

   The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines





[L120300.7]                                                            47
may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

   SECTION 8.06  Limitation on Suits.

   A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

   (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

   (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

   (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense (including counsel fees and expenses);

   (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

   (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities then outstanding.

   A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

   SECTION 8.07  Rights of Holders to Receive Payment.

   Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

   SECTION 8.08  Collection Suit by Trustee.

   If an Event of Default in the payment of principal or interest specified in
Section 8.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest,





[L120300.7]                                                            48
in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

   SECTION 8.09  Trustee May File Proofs of Claim.

   The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or the Trustee to authorize or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

   SECTION 8.10  Priorities.

   If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

   First:  to the Trustee for amounts due under Section 9.07;

   Second:  to the holders of Senior Debt to the extent required by Article 5;

   Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

   Fourth:  to the Company.

   The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 8.10.





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
   SECTION 8.11  Undertaking for Costs.

   In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This
Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.06, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

                                   ARTICLE 9

                                    TRUSTEE

   SECTION 9.01  Duties of Trustee.

   (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

   (b)   Except during the continuance of an Event of Default:

   (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

   (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

   (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

   (1)   this paragraph does not limit the effect of paragraph (b) of this
  Section 9.01;

   (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and





[L120300.7]                                                            50

   (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05.

   (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, expense or fee.

   (3) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 9.01.

   (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

   SECTION 9.02  Rights of Trustee.

   Subject to Section 9.01:

   (a) The Trustee may rely upon (and shall be protected in acting or refraining from acting upon) any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

   (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
  Section 12.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

   (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

   (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

   (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law that shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

   SECTION 9.03  Individual Rights of Trustee.

   The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal





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
with the Company or an affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 9.10 and 9.11.

   SECTION 9.04  Trustee's Disclaimer.

   The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

   SECTION 9.05  Notice of Defaults or Events of Default.

   Within 30 days after the occurrence of any default or Event of Default with respect to the Securities, the Trustee shall give to all Holders of the Securities notice of such default or Event of Default known to the Trustee, unless such default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a default or Event of Default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors of the Trustee or a committee of Trust Officers in good faith determine that the withholding of such notice is in the interest of the Holders.

   SECTION 9.06  Reports by Trustee to Holders.

   Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by TIA Section 313(a), mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section  313(b).

   A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee whenever the Securities become listed on any stock exchange.

   SECTION 9.07  Compensation and Indemnity.

   The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree to in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it, including the compensation and the expenses and disbursements of its agent and counsel.

   The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, damage, claims, liability





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
or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any Claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent.

   To secure the Company's payment obligations in this Section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on particular Securities.

   When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(5) and (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

   The provisions of this Section 9.07 shall survive the termination of this Indenture.

   SECTION 9.08  Replacement of Trustee.

   The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's written consent. The Company may remove the Trustee if:

   (1)   the Trustee fails to comply with Section 9.10;

   (2)   the Trustee is adjudged a bankrupt or an insolvent;

   (3) a receiver or other public officer takes charge of the Trustee or its property; or

   (4)   the Trustee becomes incapable of acting.

   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.





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
   If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

   If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

   Notwithstanding replacement of the Trustee pursuant to this Section 9.08, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring Trustee.

   SECTION 9.09  Successor Trustee by Merger, etc.

   If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10.

   SECTION 9.10  Eligibility:  Disqualification.

   This Indenture shall always have a Trustee who satisfies the requirements of paragraphs (1), (2) and (5) of TIA Section 310 and has a capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article Nine. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

   SECTION 9.11  Preferential Collection of Claims Against Company.

   The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who





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
has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 10

                    SATISFACTION AND DISCHARGE OF INDENTURE

   SECTION 10.01  Termination of Company's Obligations.

   The Company may terminate all of its obligations under the Securities and this Indenture (except those obligations referred to in the immediately succeeding paragraph) if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 10.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Securities then outstanding to maturity and to pay all other sums payable by it hereunder. The Company may make an irrevocable deposit pursuant to this Section 10.01 only if at such time it is not prohibited from doing so under the provisions of Article 5 and the Company shall have delivered to the Trustee and any such Paying Agent an Officers' Certificate to that effect.

   The Company's obligations in paragraph 10 of the Securities and in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 6.01, 9.07, 9.08 and 10.04 and in Article 4 shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in such paragraph 10 and in Section 9.07 shall survive.

   After such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture, except for those surviving obligations specified above.

   "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

   SECTION 10.02  Application of Trust Money.





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
   The Trustee or Paying Agent shall hold in trust, for the benefit of the Holders, money or U.S. Government Obligations deposited with it pursuant to
Section 10.01, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Securities. Money and U.S. Government Obligations so held in trust shall not be subject to the subordination provisions of Article 5.

   SECTION 10.03  Repayment to Company.

   Subject to Section 10.01, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or U.S. Government Obligations held by them at any time.

   The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once in newspapers of general circulation in the City of New York and the City of Los Angeles or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless otherwise prohibited by law.

   SECTION 10.04  Reinstatement.

   If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.01; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.





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
                                   ARTICLE 11

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

   SECTION 11.01  Without Consent of Holders.

   The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

   (a)   to comply with Sections 6.04 and 7.01;

   (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

   (c) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Securityholder;


   (d) to add to the covenants, agreements and obligations of the Company for the benefit of the Holders of all of the Securities or to surrender any right or power herein conferred upon the Company;

   (e) to reduce the Conversion Price, provided that such reduction will not adversely effect the interests of any holder of the Securities in any material respect;

   (f)   Pursuant to the last paragraph of Section 2.06(d); or

   (g) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

   SECTION 11.02  With Consent of Holders.

   The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of a majority in principal amount of the Securities then outstanding. The Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. Subject to Section 11.04, without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 8.04, may not:

   (1) reduce the percentage in principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;





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
   (2) reduce the rate of or change the time for payment of interest on any Security;

   (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

   (4) alter the conversion, Change in Control or redemption provisions with respect to any Security in a manner adverse to the holder thereof;

   (5) waive a default in the payment of the principal of or interest on any Security;

   (6)   make any changes in Section 8.04, 8.07 or this sentence;

   (7) modify the provisions of Article 5 hereof in a manner adverse to the holders;

   (8) make any Security payable in money other than that stated in the Security; or

   (9) impair the right to institute suit for the enforcement of any payment of principal or interest after the payment date therefor.

   It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

   After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

   An amendment under this Section 11.02 may not make any change that adversely affects the rights under Article 5 of any holder of an issue of Senior Debt unless the holders of that issue, pursuant to its terms, consent to the change.

   SECTION 11.03    Compliance with Trust Indenture Act.

   Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

   SECTION 11.04     Revocation and Effect of Consents.





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
   Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

   After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 11.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

   SECTION 11.05  Notation On or Exchange of Securities.

   If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

   SECTION 11.06  Trustee to Sign Amendments, etc.

   The Trustee shall sign any amendment or supplement authorized pursuant to this Article 11 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive and, subject to Section 9.01 shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.


                                   ARTICLE 12

                                 MISCELLANEOUS

   SECTION 12.01  Trust Indenture Act Controls.

   If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317,





[L120300.7]                                                            59
inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

   SECTION 12.02  Notices.

   Any notice or communication shall be given in writing and delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

  if to the Company:

        Carter Hawley Hale Stores, Inc.
        3880 North Mission Road
        Los Angeles, California 90031


        Attention:  Marc C. Bercoon, Esq.
                    General Counsel


  if to the Trustee:

        Continental Bank, National Association
        231 S. La Salle
        Chicago, Illinois 60697


        Attention:  Corporate Trust Department

Such notices or communications shall be effective when received.

   The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

   Any notice or communication mailed to a Securityholder shall be mailed by first-class mail to him at his address shown on the register kept by the Registrar.

   Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

   SECTION 12.03   Communications by Holders With Other Holders.

   Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the





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
Trustee, the Registrar and any other person shall have the protection of TIA
Section  312(c).

   SECTION 12.04   Certificate and Opinion as to Conditions Precedent.

   (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

     (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenant compliance with which constitutes a condition precedent) have been complied with.

   (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 6.05 hereof) shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer's Certificate on certificates of public officials.

   SECTION 12.05  Record Date for Vote or Consent of Securityholders.





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
   The Company may set a record date for purposes of determining the identity of Securityholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such vote or consent or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 2.05 hereof prior to such solicitation. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

   SECTION 12.06  Rules by Trustee, Paying Agent, Registrar.

   The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

   SECTION 12.07  Legal Holidays.

   A "Legal Holiday" is a Saturday, a Sunday or a day on which state or Federally chartered banking institutions in New York, New York or Chicago, Illinois are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

   SECTION 12.08  Governing Law.

   The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

   SECTION 12.09  No Adverse Interpretation of Other Agreements.

   This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary.

   SECTION 12.10  No Recourse Against Others.

   All liability described in paragraph 19 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

   SECTION 12.11  Successors.





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
   All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

   SECTION 12.12  Multiple Counterparts.

   The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

   SECTION 12.13  Separability.

   In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   SECTION 12.14  Table of Contents, Headings, etc.

   The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.





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
                                   SIGNATURES

   IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the ___ of December, 1993.


                                        CARTER HAWLEY HALE STORES, INC.

                                        By___________________________

                                        Title________________________


[SEAL]

Attest:______________________
            Secretary

                                        CONTINENTAL BANK,
                                        NATIONAL ASSOCIATION,
                                        Trustee


                                        By___________________________

                                        Title________________________


[SEAL]

Attest:_________________________

Title___________________________





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
STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF LOS ANGELES   )



  On ___ day of December, 1993, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________ of Carter Hawley Hale Stores, Inc., one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                        __________________________________

                                        My Commission Expires:





[L120300.7]                                                            65

STATE OF ILLINOIS      )
                       )  ss.
COUNTY OF __________   )



  On ___ day of December, 1993, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________ of Continental Bank, National Association one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                        __________________________________

                                        My Commission Expires:





[L120300.7]                                                            66

   Exhibit A                                           [Front of Security]

Number

                        CARTER HAWLEY HALE STORES, INC.

              6-1/4% Convertible Senior Subordinated Note due 2000


   CARTER HAWLEY HALE STORES, INC., a Delaware corporation promises to pay
to                               or registered assigns the principal sum of

Dollars on December 31, 2000.

Interest Payment Dates:    December 31 and June 30

Record Dates:              December 15 and June 15

   Additional provisions of this Note are set forth on the other side of this Note.

                                        CARTER HAWLEY HALE STORES, INC.

                                        By: _______________________

                                        By: _______________________




Certificate of Authentication:

CONTINENTAL BANK, NATIONAL ASSOCIATION, as
Trustee, certifies that this is one of the Securities referred to in the Indenture.


By _______________________________________
            Authorized Signatory

Dated:





[L120300.7]                                                            A-1

                                                              [BACK OF SECURITY]


                        CARTER HAWLEY HALE STORES, INC.
              6-1/4% Convertible Senior Subordinated Note Due 2000

1. Interest and Maturity.

   Carter Hawley Hale Stores, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above (plus any rate increase that may be required under Section
6.17 of the Indenture (as defined below)). The Company will pay interest semi-annually on December 31 and June 30 of each year, commencing June 30, 1994. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of first issuance of the Notes under the Indenture; provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months; and provided, further that, if a Note is converted after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, in accordance with Section 8 hereof, the holder of the Note so converted will be required to pay to the Company the amount of such interest at the time of surrender of the Note for conversion. The principal of this Note will mature and be payable on December 31, 2000, unless earlier redeemed or converted.

2. Method of Payment.

   The Company will pay interest on this Note (except defaulted interest) to the person who is the registered holder of this Note at the close of business on the December 15 and June 15 next preceding the interest payment date. The holder must surrender this Note to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent, Registrar and Conversion Agent.

   Initially, Continental Bank, National Association (the "Trustee"), will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Noteholders. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.





[L120300.7]                                                            A-2

4. Indenture Limitations.

   The Company issues this Note under an Indenture dated as of December 21, 1993 (the "Indenture") between the Company and the Trustee. The terms of this
Note include those stated in the Indenture and those made part of the Indenture by reference to the Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbb), as amended, by the Trust Indenture Reform Act of 1990 and as in effect on the date of the Indenture. This Note is subject to all such terms, and the holder of this Note is referred to the Indenture and said Act for a statement of them. The Notes are unsecured obligations of the Company limited to $125,000,000 aggregate principal amount (subject to Sections 2.02 and 2.07 of the Indenture).

5. Optional Redemption.

   The Notes may be redeemed, at the Company's option, in whole or from time to time in part, at any time on and after December 31, 1998, at a redemption price of 100% of the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption.

6. Notice of Redemption.

   Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the redemption date of each holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

7. Purchase of Notes at Option of Holder upon a Change in Control.

   At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Notes held by such Holder on the date that is the later of (i) 20 Business Days after the date of mailing of a Change in Control Purchase Notice and (ii) 40 Business Days after the occurrence of a Change in Control of the Company, at the principal amount thereof together with accrued and unpaid interest thereon to the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.





[L120300.7]                                                            A-3

8. Conversion.

   A Holder of a Note may convert it into shares of Common
Stock of the Company at any time after 90 days following the date of original issuance thereof and prior to maturity, except that if the Note is called for redemption, the conversion right will terminate at the close of business on the tenth Business Day immediately preceding the redemption date. The initial conversion price is $12.19 per share, subject to adjustment under certain circumstances. The number of shares issuable upon conversion of a Note is determined by dividing the principal amount converted by the conversion price in effect on the conversion date. Upon conversion, no adjustment for interest or dividends will be made. No fractional shares will be issued upon conversion, in lieu thereof, an amount will be paid in cash based upon the market price (as defined) of the Common Stock on the last trading day prior to the date of conversion.

   To convert a Note, a Holder must (1) complete and sign a conversion notice substantially in the form set forth below, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. If a holder surrenders a Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder on such record date. In such event, the Note, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Note or portion thereof then converted. A holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

   A Note in respect of which a Holder has delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

9. Subordination.

   This Note is a general unsecured obligation of the Company and is (i) subordinate in right of payment to all existing and future Senior Debt of the Company, (ii) pari passu in right of payment to all existing and future Senior Subordinated Indebtedness; and (iii) senior in right of payment to all existing and future Junior Subordinated Indebtedness of the Company, as described in the Indenture.





[L120300.7]                                                            A-4

10. Denominations, Transfer, Exchange.

   The Notes are issuable in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture.

11. Available Information.

   The Holder of this Note and prospective purchasers designated by such Holder will have the right to obtain from the Company upon request by such Holder or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the information required by paragraph d(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").

12. Persons Deemed Owners.

   The registered holder of a Note may be treated as the owner of it for all purposes.

13. Registration Rights.

   The Company has entered into the Registration Agreement with Salomon Brothers Inc as the representative of each Holder, substantially in the form of Exhibit C to the Indenture, to file, after the date of issuance hereof, a shelf registration statement under the Securities Act relating to resales of the Notes and the Common Stock issuable upon conversion thereof. If such registration statement is not filed or has not been declared effective by the Securities and Exchange Commission (the "Commission") within the time periods set forth in the Indenture, the interest rate on the Notes will be temporarily or permanently increased in the manner set forth in the Indenture. Unless and until the Notes are registered pursuant to a registration statement that has been declared effective by the Commission under the Securities Act, the Notes are subject to certain restrictions on transfer and may only be resold or transferred to certain persons in a transaction that complies with certain procedures established by the Company as described in the Indenture. By purchasing this Note, the Holder hereof agrees to be bound by all of the terms of the Registration Agreement, including the information supplying, indemnification and other obligations contained therein.





[L120300.7]                                                            A-5

14. Unclaimed Money.

   If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to money must look to the Company for payment.

15. Amendments, Supplement and Waiver.

   Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or noncompliance with any provision may be waived in a particular instance with the consent of the holders of a majority in principal amount of the Notes then outstanding. Without the consent of or notice to any Noteholder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, provide for uncertified Notes in addition to or in place of certificated Notes, to cure any ambiguity, defect or inconsistency, to add to the covenants and obligations of the Company for the benefit of the holders, to reduce the Conversion Price provided it will not adversely effect the interests of any holder in any material respect, or to make any other change that does not adversely affect the right of any Noteholder.

16. Successor Corporation

   When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

17. Defaults and Remedies.

   An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain events of bankruptcy or insolvency of the Company or any of its subsidiaries; certain failures to pay judgments or decrees entered against the Company; and certain defaults on other indebtedness. If an Event of Default (other than as a result of certain events of bankruptcy or insolvency), occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal and the accrued interest to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If any Event of Default occurs as a result of certain events of bankruptcy or insolvency, all unpaid principal of and accrued interest on the Notes then outstanding shall become due and





[L120300.7]                                                            A-6
payable immediately without any declaration or other act on the part of the Trustee or any Noteholder, all as and to the extent provided in the Indenture. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

18. Trustee Dealing with the Company.

   Continental Bank, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not Trustee.

19. No Recourse Against Others.

   A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

20. Discharge Prior to Maturity.

   If the Company deposits with the Trustee or Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity, the Company will be discharged from the Indenture except for certain Sections thereof.

21. Authentication.

   This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

22. Abbreviations and Definitions.

   Customary abbreviations may be used in name of a Noteholder or an assignee, such as : TEN COM (= tenants in common, TEN ENT (= tenants by the entireties), JT TEN (= joint





[L120300.7]                                                            A-7
tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

   All capitalized terms used in this Note and not specifically defined herein are defined in the Indenture and are used herein as so defined.

23. Indenture to Control.

   In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

   The Company will furnish to any Noteholder, upon written request and without charge, a copy of the Indenture. Requests may be made to:
Carter Hawley Hale Stores, Inc., 3880 North Mission Road, Los Angeles, California 90031, Attention: Secretary.





[L120300.7]                                                            A-8

                                ASSIGNMENT FORM


      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

            (insert assignee's Social Security or tax I.D. number)
       _________________________________________________________________
       _________________________________________________________________
             (print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  ________________    Your Signature ________________________
(Sign exactly as your name appears on the other side of this Note)

*Signature
Guarantee: ______________________________________________________

*Guarantor must be a member of one of the following recognized signature guarantee program: (1) the Securities Transfer Agents Medallion Program, (2) the New York Stock Exchange Medallion Signature Program and (3) the Stock Exchange Medallion Program.





[L120300.7]                                                            A-9

                              ELECTION TO CONVERT


To Carter Hawley Hale Stores, Inc.:

      The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Common Shares of CARTER HAWLEY HALE STORES, INC. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Date:


                                          Portions of Note to be
      in whole ___                        purchased ($1,000 or an
                                          integral multiplier
                                          thereof):  $ _________

                                     ______________________________
                                     Signature (for conversion only)


                                           Please Print or Typewrite
                                        Name and Address, Including Zip
                                        Code, and Social Security or Other
                                               Identifying Number

                                      _____________________________________




[L120300.7]                                                           A-10

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you wish to elect to have all or portion of this Note purchased by the Company pursuant to Section 6.10 of the Indenture, check the applicable box:

                                          Portions of Note to be
      in whole ___                        purchased ($1,000 or an
                                          integral multiplier
                                          thereof):  $ _________

Date: ________________________            Signature: ___________________
                                          (Sign exactly as your name
                                          appears on the other side of
                                          this Note)

*Signature
Guarantee: ________________________________________________
Taxpayer Identification Number: ___________________________

*Guarantor must be a member of one of the following recognized signature guarantee program: (1) the Securities Transfer Agents Medallion Program, (2) the New York Stock Exchange Medallion Signature Program and (3) the Stock Exchange Medallion Program.





[L120300.7]                                                           A-11